Pursuant to Rule 424(b)(3)
File No. 333-104954

SUPPLEMENT TO PROSPECTUS
DATED SEPTEMBER 30, 2005

CYPRESS BIOSCIENCE, INC.

4,029,342 SHARES OF COMMON STOCK

1,388,241 SHARES OF COMMON STOCK ISSUED OR ISSUABLE UPON EXERCISE OF WARRANTS

The Prospectus, dated July 28, 2003, is hereby supplemented as follows to restate, in its entirety, the “Selling Stockholders” section on pages 10-11 of the Prospectus.

The date of this Prospectus Supplement is September 30, 2005.

SELLING STOCKHOLDERS

On April 3, 2003, pursuant to a purchase agreement dated March 25, 2003, we sold 4,029,342 shares of our common stock, referred to as the shares, and warrants to purchase 1,007,333 shares of our common stock, referred to as the warrant shares, at a combined unit price of $2.56125 per unit in a private placement transaction. Each unit consisted of one share of common stock and a warrant to purchase 25% of one share of common stock. In addition, we issued warrants to purchase an aggregate of 380,908 shares of our common stock, referred to as the placement agent warrant shares, to Paramount Capital Inc. and SCO Capital Partners LLC for services rendered as placement agents in connection with the private placement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares, the warrant shares and the placement agent warrant shares. The warrants issued to the purchasers in the private placement are exercisable at any time in whole or in part until April 2, 2008 at an exercise price of $3.84 per share, and the warrants issued to the placement agents for services rendered in connection with the private placement (and for $0.02 per share of common stock underlying such warrants) are exercisable at any time in whole or in part until April 2, 2008 at an exercise price of $2.82 per share. The exercise price and the number of warrant shares and placement agent warrant shares are subject to adjustment upon the subdivision, split or combination of shares of our common stock and the issuance of dividends in the form of common stock.

The shares, warrant shares and the placement agent warrant shares are being registered to permit public secondary trading of the shares, warrant shares and placement agent warrant shares, and the selling stockholders may offer or sell the shares, warrant shares or placement agent warrant shares from time to time in the manner contemplated under the “Plan of Distribution.” The following table sets forth:

•      the name of the selling stockholders;

•      the number and percent of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of any of the shares of our common stock owned by them that are being registered for their behalf by the registration statement of which this prospectus is a part;

•      the number and percent of shares of our common stock issuable upon exercise of the warrants that the selling stockholders beneficially owned prior to the offering for resale of any of the shares of our common stock owned by them that are being registered for their behalf by the registration statement of which this prospectus is a part;

•      the number of shares of our common stock that may be offered for resale for the account of the selling stockholders pursuant to this prospectus;

•      the number of warrant shares or the placement agent warrant shares that may be offered for resale for the account of the selling stockholders pursuant to this prospectus;

•      the number and percent of shares of our common stock to be held by the selling stockholders after the offering of the shares (assuming all of the shares are sold by the selling stockholders); and

•      the number and percent of warrant shares or the placement agent warrant shares to be held by the selling stockholders after the offering of the warrant shares or placement agent warrant shares (assuming all the warrant shares and placement agent warrant shares are sold by the selling stockholders).

This information is based upon information provided by each respective selling stockholder, schedules 13G and other public documents filed with the SEC. The term selling stockholders includes the stockholders listed below and their transferees, pledgees, donees or other successors. The applicable percentages of ownership are based on an aggregate of 31,873,345 shares of our common stock issued and outstanding as of September 27, 2005. Except as noted in the footnotes to the following selling stockholder table, no selling stockholder has had, within the past three years, any position, office, or material relationship with us or any of our predecessors or affiliates

	Shares of Common Stock Beneficially Owned Prior to			Warrant Shares or Placement Agent Warrant Shares Beneficially Owned Prior			Number of Shares Being	Number of Warrant Shares or Placement Agent Warrant	Shares of Common Stock Beneficially Owned After Offering			Warrant Shares or Placement Agent Warrant Shares Beneficially Owned After Offering (4)
	Offering			to Offering			Offered	Shares Being	(3)			Number
Selling Stockholders	Number (1)	Percent		Number (2)	Percent		(1)	Offered (2)	Number (1)	Percent		(2)	Percent
Lurie-ProQuest II, L.L.C.	138,346		*	0		*	138,346	0	0	0		0	0
Elsa D. Prince Living Trust	16,568		*	0		*	16,568	0	0	0		0	0
Elsa D. Prince Living Trust dated 1/27/1976	5,453		*	0		*	5,453	0	0	0		0	0
The David H. Koch 2003 Trust	27,477		*	0		*	27,477	0	0	0		0	0
American Bible Society	34,345		*	0		*	34,345	0	0	0		0	0
L&S Milken Foundation	13,737		*	0		*	13,737	0	0	0		0	0
Milken Family Foundation	13,635		*	0		*	13,635	0	0	0		0	0
Crosscreek Trust	8,284		*	0		*	8,284	0	0	0		0	0
Greenstone Financial	8,284		*	0		*	8,284	0	0	0		0	0
Goldsprings Partners	8,284		*	0		*	8,284	0	0	0		0	0
Larch LLC	8,284		*	0		*	8,284	0	0	0		0	0
PACO	68,689		*	0		*	68,689	0	0	0		0	0
GVI Holdings, Inc.	13,737		*	0		*	13,737	0	0	0		0	0
Moss Trust dated 12/16/1999	22,021		*	0		*	22,021	0	0	0		0	0
BancBoston Investments Inc.	52,329		*	0		*	52,329	0	0	0		0	0
The Andrew S. Grove and Eva Kastan Grove Living Trust dated 6/4/1970	12,908		*	0		*	12,908	0	0	0		0	0
The Andrew S. Grove & Eva Kastan Grove Living Trust	565		*	0		*	565	0	0	0		0	0
Andrew S. Grove and Eva Kastan Grove, Trustees	726		*	0		*	726	0	0	0		0	0
Cycad Group, LLC	8,284		*	0		*	8,284	0	0	0		0	0
The Hodson Trust	56,745		*	0		*	56,745	0	0	0		0	0
The Hodson Trust dated 2/17/1920	27,269		*	0		*	27,269	0	0	0		0	0
National City Bank of Kentucky FBO Brown-Forman Master Retirement Trust	41,420		*	0		*	41,420	0	0	0		0	0
National City Bank, Trustee for the Brown-Forman Corporation Retirement Trust	10,909		*	0		*	10,909	0	0	0		0	0
Gene A. Salmon	8,284		*	0		*	8,284	0	0	0		0	0
Gene A. Salmon D/B/A G-S Service Co.	5,453		*	0		*	5,453	0	0	0		0	0
Jerry Monkarsh	8,284		*	0		*	8,284	0	0	0		0	0
Dionis Trust	224,887		*	0		*	24,852	0	200,035		*	0	0
Gordon Gund – G. Zachary Gund Generation Skipping Trust	122,443		*	0		*	12,426	0	110,017		*	0	0
Gordon Gund – Grant Gund Generation Skipping Trust	122,443		*	0		*	12,426	0	110,017		*	0	0
Howard P. Berkowitz	13,737		*	0		*	13,737	0	0	0		0	0
Genzyme Corporation (5)	41,420		*	0		*	41,420	0	0	0		0	0
UNC Investment Fund, LLC	24,852		*	0		*	24,852	0	0	0		0	0
Kale & Co.	62,130		*	0		*	62,130	0	0	0		0	0
VenCap 9 Limited	82,840		*	0		*	82,840	0	0	0		0	0
VenCap 6 Limited	16,568		*	0		*	16,568	0	0	0		0	0
General Electric Pension Trust	82,840		*	0		*	82,840	0	0	0		0	0
The John T. and Catherine D. MacArthur Foundation	41,420		*	0		*	41,420	0	0	0		0	0
Mishpucha LLC	8,284		*	0		*	8,284	0	0	0		0	0
97 Gamma Trust U/A/D/ 12/15/1977	4,142		*	0		*	4,142	0	0	0		0	0
Arete B.S. Warren IRA	207		*	0		*	207	0	0	0		0	0
Susan J. Ross	207		*	0		*	207	0	0	0		0	0
Susan V. Barba Trust UAD 2/1/91	828		*	0		*	828	0	0	0		0	0
ALZA Corporation (6)	274,756		*	0		*	274,756	0	0	0		0	0
ANDA—Proquest, L.L.C.	81,805		*	0		*	81,805	0	0	0		0	0
Avram Miller Trustee	2,727		*	0		*	2,727	0	0	0		0	0
Bear Stearns as Custodian for David A. Ederer	5,453		*	0		*	5,453	0	0	0		0	0
Leslie L. Vadasz and Judy K. Vadasz, Trustees of The Leslie L. Vadasz and Judy K. Vadasz Trust dtd 8/30/73	5,453		*	0		*	5,453	0	0	0		0	0

	Shares of Common Stock Beneficially Owned Prior to			Warrant Shares or Placement Agent Warrant Shares Beneficially Owned Prior			Number of Shares Being	Number of Warrant Shares or Placement Agent Warrant	Shares of Common Stock Beneficially Owned After Offering		Warrant Shares or Placement Agent Warrant Shares Beneficially Owned After Offering (4)
	Offering			to Offering			Offered	Shares Being	(3)		Number
Selling Stockholders	Number (1)	Percent		Number (2)	Percent		(1)	Offered (2)	Number (1)	Percent	(2)	Percent
Earle I. Mack	2,727		*	0		*	2,727	0	0	0	0	0
Frog Partners II, L.L.C.	2,727		*	0		*	2,727	0	0	0	0	0
Howard Lester	10,909		*	0		*	10,909	0	0	0	0	0
Jeremiah Callaghan & Karen Callaghan	5,453		*	0		*	5,453	0	0	0	0	0
The Black Family 1997 Trust	5,453		*	0		*	5,453	0	0	0	0	0
Blue Hill, LLC	5,453		*	0		*	5,453	0	0	0	0	0
Estate of Michael L. Tarnopol	5,453		*	0		*	5,453	0	0	0	0	0
OWC Partnership	10,909		*	0		*	10,909	0	0	0	0	0
Paul F. Glenn, as Trustee of the Paul F. Glenn Revocable Trust dated 8/22/1990	5,453		*	0		*	5,453	0	0	0	0	0
Sidney Kimmel Revocable Trust dated 5/17/01	5,453		*	0		*	5,453	0	0	0	0	0
Peter T. Scardino	1,065		*	0		*	1,065	0	0	0	0	0
Caisse de dépôt et placement du Québec	300,050		*	0		*	300,050	0	0	0	0	0
Stephen C. Swid	9,185		*	0		*	5,453	0	3,732	*	0	0
The William A. Schwartz Lifetime Trust	5,453		*	0		*	5,453	0	0	0	0	0
WRS Advisors III, L.L.C.	2,727		*	0		*	2,727	0	0	0	0	0
Lloyd K. Benson	141		*	0		*	141	0	0	0	0	0
James C. Blair	565		*	0		*	565	0	0	0	0	0
The Susan W. and James C. Blair Family L.P.	726		*	0		*	726	0	0	0	0	0
R. Scott Greer	2,431		*	0		*	2,431	0	0	0	0	0
Leroy Hood, M.D., Ph.D.	1,273		*	0		*	1,273	0	0	0	0	0
Zola P. Horovitz	141		*	0		*	141	0	0	0	0	0
Yasunori Kaneko, Trustee, Kaneko Family Trust dated 1/20/92	565		*	0		*	565	0	0	0	0	0
David R. King and Eunice S. King, as tenants by the entireties	282		*	0		*	282	0	0	0	0	0
Mark & Becky Levin	2,379		*	0		*	2,379	0	0	0	0	0
J. Misha Petkevich, Trustee, Petkevich Family Trust dated 5/2/1996	151		*	0		*	151	0	0	0	0	0
Thomas H. Robinson	565		*	0		*	565	0	0	0	0	0
Howard Scher	282		*	0		*	282	0	0	0	0	0
Mark J. Simon	423		*	0		*	423	0	0	0	0	0
Nicholas J. Simon III	565		*	0		*	565	0	0	0	0	0
Nicholas J. Simon	726		*	0		*	726	0	0	0	0	0
Jonathan Simons M.D.	141		*	0		*	141	0	0	0	0	0
Steven D. Singer	282		*	0		*	282	0	0	0	0	0
Leon G. Smith, Sr. Family 2000 Dynasty Trust	141		*	0		*	141	0	0	0	0	0
David Bernard Agus	216		*	0		*	216	0	0	0	0	0
Rich Aldrich	1,450		*	0		*	1,450	0	0	0	0	0
Paul & Theresa Brown 1994 Trust dtd 10/08/1994	1,814		*	0		*	1,814	0	0	0	0	0
Lawrence C. Fritz	726		*	0		*	726	0	0	0	0	0
Cam L. Garner and Wanda D. Garner, Co-Trustees	2,177		*	0		*	2,177	0	0	0	0	0
H&D Investments 2001	1,450		*	0		*	1,450	0	0	0	0	0
David S. and Susan O. Kabakoff Family Trust	726		*	0		*	726	0	0	0	0	0
A.N. Karabelas Ph.D.	1,450		*	0		*	1,450	0	0	0	0	0
William G. Nelson	180		*	0		*	180	0	0	0	0	0
Norman Nemoy	1,814		*	0		*	1,814	0	0	0	0	0
Tina Nova	726		*	0		*	726	0	0	0	0	0
Michael Pavia	1,088		*	0		*	1,088	0	0	0	0	0
Brian Seed	3,628		*	0		*	3,628	0	0	0	0	0
Howard R. Soule	362		*	0		*	362	0	0	0	0	0
Michael P. Stansky	3,628		*	0		*	3,628	0	0	0	0	0
A. Donny Strosberg	726		*	0		*	726	0	0	0	0	0
Warren S. Thaler	726		*	0		*	726	0	0	0	0	0
Jeffrey M. Wiesen	1,088		*	0		*	1,088	0	0	0	0	0
Martin Sperber	1,814		*	0		*	1,814	0	0	0	0	0

	Shares of Common Stock Beneficially Owned Prior to			Warrant Shares or Placement Agent Warrant Shares Beneficially Owned Prior			Number of Shares Being	Number of Warrant Shares or Placement Agent Warrant	Shares of Common Stock Beneficially Owned After Offering		Warrant Shares or Placement Agent Warrant Shares Beneficially Owned After Offering (4)
	Offering			to Offering			Offered	Shares Being	(3)		Number
Selling Stockholders	Number (1)	Percent		Number (2)	Percent		(1)	Offered (2)	Number (1)	Percent	(2)	Percent
Stephen Parish	543		*	0		*	543	0	0	0	0	0
Domain Associates LLC	2,421		*	0		*	2,421	0	0	0	0	0
Jay Moorin	72,495		*	0		*	72,495	0	0	0	0	0
Schreiber Hagana Trust	58,919		*	0		*	58,919	0	0	0	0	0
Pasquale DeAngelis	9,268		*	0		*	9,268	0	0	0	0	0
Stuart Holden	5,334		*	0		*	5,334	0	0	0	0	0
Joyce Tsang	15,137		*	0		*	15,137	0	0	0	0	0
Jee Shin	1,833		*	0		*	1,833	0	0	0	0	0
Karen Hong	1,833		*	0		*	1,833	0	0	0	0	0
Mark Berg IRA	180,000		*	45,000		*	180,000	45,000	0	0	0	0
Mazzer, Mark	20,000		*	5,000		*	20,000	5,000	0	0	0	0
SCO Capital Partners LLC(7)	195,217		*	97,607		*	195,217	97,607	0	0	0	0
Scharfer, Paul (7)	39,043		*	34,162		*	39,043	34,162	0	0	0	0
Davis, Jeffrey B. (7)	0	0		24,402		*	0	24,402	0	0	0	0
DMG Legacy Fund LLC (8)	46,852		*	11,713		*	46,852	11,713	0	0	0	0
DMG Legacy Institutional Fund LLC (8)	435,724	1.4%		108,931		*	435,724	108,931	0	0	0	0
DMG Legacy International Ltd.(8)	454,465	1.4%		113,616		*	454,465	113,616	0	0	0	0
Kessel, Larry and Shirley (9)	170,663		*	31,250		*	25,000	6,250	145,663	*	25,000	*
Christakos, Basil (10)	0	0		1,000		*	0	1,000	0	0	0	0
Knox, John (10)	0	0		1,250		*	0	1,250	0	0	0	0
Corcoran, Bill (10)	0	0		2,833		*	0	2,833	0	0	0	0
McInerney, Tim (10)	0	0		146,650		*	0	146,650	0	0	0	0
Rocamboli, Steve (10)	0	0		7,000		*	0	7,000	0	0	0	0
Rosenwald, Lindsay (10)	1,784,523	5.6%		107,568		*	0	107,568	1,784,523	5.6%	0	0
Stein, Jason (10)	0	0		5,000		*	0	5,000	0	0	0	0
Tanen, David (10)	0	0		7,000		*	0	7,000	0	0	0	0
Weiser, Michael (10)	0	0		5,000		*	0	5,000	0	0	0	0

*      Less than 1%.

(1)   Includes warrant shares issued upon exercise of warrants issued to ProQuest Investments, L.P., ProQuest Companion Fund, L.P., ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P.

(2)   Excludes warrant shares issued upon exercise of warrants issued to ProQuest Investments, L.P., ProQuest Companion Fund, L.P., ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P.

(3)   Assumes the sale of all shares offered in this prospectus.

(4)   Assumes the sale of all warrant shares and placement agent warrant shares offered in this prospectus.

(5)   Genzyme Corporation is a publicly-held entity.

(6)   ALZA Corporation is a subsidiary of Johnson & Johnson, a publicly-held entity.

(7)   SCO Capital Partners LLC (“SCO Capital Partners”) and Paul Scharfer were purchasers in our April 2003 private placement. In addition, we issued to the selling stockholders designated by SCO Financial Group (“SCO Financial”) an aggregate of 97,607 placement agent warrant shares in consideration for services rendered by SCO Financial as placement agent in our April 2003 private placement in the following manner: 48,803 placement agent warrant shares to SCO Capital Partners, 24,402 placement agent warrant shares to Paul Scharfer and 24,402 placement agent warrant shares to Jeffrey Davis. SCO Capital Partners is an affiliate of a registered broker-dealer and has represented to us that it acquired the securities that are being offered in this prospectus in the ordinary course of business, and that at the time of acquisition of these securities, it had no agreement or understandings, directly or indirectly, with any person to distribute the securities, and currently it does not have any such agreements or understandings. Steven Rouhandeh has voting, dispositive and investment powers with respect to the securities that are being offered in this prospectus by SCO Capital Partners.

(8)   DMG Advisors LLC (“DMG Advisors”) is the investment advisor of DMG Legacy Fund LLC (“Legacy Fund”), DMG Legacy Institutional Fund LLC (“Institutional”) and DMG Legacy International Ltd. (“International”). Mr. Thomas McAuley is the managing member and chief investment officer of DMG Advisors and has voting, dispositive and investment powers with respect to the securities that are being offered in this prospectus by Legacy Fund, Institutional and International.

(9)   Includes 41,789 shares of common stock that were issuable pursuant to options exercisable by Larry Kessel and considered beneficially owned by Mr. Kessel as of the date information for Mr. Kessel was most recently compiled pursuant to the SEC’s rules regarding beneficial ownership of securities.

(10) We issued to the selling stockholders designated by Paramount Capital Inc. (“Paramount”) an aggregate of 283,301 placement agent warrant shares in consideration for services rendered by Paramount as placement agent in our April 2003 private placement.  Paramount is a registered broker-dealer.